UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On or around June 14, 2022, Vertex Energy, Inc. (the “Company”, “we” and “us”) entered into indemnification agreements, in substantially the form attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Indemnification Agreements”), with each director serving on the Company’s board of directors (the “Board”), and each current executive officer of the Company (each, an “Indemnitee”). Each Indemnification Agreement replaces and supersedes any prior indemnification agreement entered into between the Company and such Indemnitee to the extent such Indemnitee was a party to the Company’s prior form of indemnification agreement.

Each Indemnification Agreement provides that the Company shall indemnify each Indemnitee, to the fullest extent permitted by law, if the Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative, legislative or investigative (formal or informal) (each a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnifiable Event”) against any and all expenses (including reasonable attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such Claim, judgments, fines, penalties and amounts paid in settlement of such Claim (collectively, “Expenses”), subject to certain requirements and determinations relating to an Indemnitee’s right to receive indemnification and advancement of Expenses as described in the Indemnification Agreement.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the designation of the rights and preferences of the Series A Convertible Preferred Stock of the Company, each share of Series A Convertible Preferred Stock is automatically converted into shares of common stock of the Company (on a one-for-one basis), automatically and without further action by the Company or any holder, upon the first to occur of certain events, including if the closing price of the Company’s common stock on the Nasdaq Capital Market averages at least $15.00 per share over a period of 20 consecutive trading days and the daily trading volume over the same 20-day period averages at least 7,500 shares (the “Automatic Conversion Provision”).

Effective on June 10, 2022, the Automatic Conversion Provision of the Series A Convertible Preferred Stock was triggered, and the 374,337 outstanding shares of the Company’s Series A Convertible Preferred Stock automatically converted into 374,337 shares of common stock of the Company. Pursuant to the terms of the designation of the Series A Convertible Preferred Stock, the Company is required to give notice to the holders of the automatic conversion of the Series A Convertible Preferred Stock, whereupon each holder is required to surrender to the Company the certificate(s) evidencing its shares of Series A Convertible Preferred Stock, properly endorsed or assigned for transfer. However, on June 10, 2022, all rights of any holder with respect to the shares of the Series A Convertible Preferred Stock so converted, including the rights, if any, to receive distributions of the Company’s assets terminated, except only for the rights of such holders to receive certificates for the number of whole shares of common stock into which such shares of the Series A Convertible Preferred Stock have been converted.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for such automatic conversion, as the securities were exchanged by us with our existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

After the automatic conversions described above are completed by the Company’s transfer agent, there will be no outstanding shares of Series A Convertible Preferred Stock of the Company and all rights of such preferred stock will be extinguished.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 3.02 above regarding the conversion of the Series A Convertible Preferred Stock is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On, and effective on, June 10, 2022, Mr. John Strickland resigned as Chief Operating Officer and Vice President of the Company. Mr. Strickland’s resignation was not the result of any dispute related to accounting policies or internal controls or any other disagreement with the Company. Mr. Strickland will continue to serve as Vice President, Black Oil Operations for the Company, in a non-executive position, pursuant to the terms of his current employment agreement with the Company. Mr. Strickland had served as Chief Operating Officer since October 1, 2015.

(c)       Effective on June 10, 2022, the Board of Directors of the Company appointed Mr. James Rhame, as the Chief Operating Officer (COO) of the Company, to fill the vacancy left by Mr. Strickland’s resignation.

Mr. Rhame’s biographical information is included below:

Mr. James Rhame, age 63

Since March 2022, Mr. Rhame has served as a consultant to the Company. From December 2020 to March 2022, Mr. Rhame served as an independent consultant with JGR Consulting, a refining and petrochemicals consulting firm which he owned. Prior to that, from November 2019 to November 2020, he served as Vice President and General Manager of Motiva Enterprises. Before that, Mr. Rhame spent ten years with Flint Hills Resources, where he served as Vice President (Olefins and Polymers), from December 2017 to November 2019, Site Manager (July 2014 to December 2017), Production Manager (Petrochemical) (August 2010 to July 2014), and Production Manager (Refining), from July 2006 to May 2010. During his time at Flint Hills Resources, he provided various services including leading operational responsibility for the Port Arthur Chemical Plant (ethylene cracker), Houston Chemical Plant (Propane Dehydrogenation), Longview (Polypropylene) and Peru, Illinois (Enhanced Polystyrene) plants. Prior to joining Flint Hills Resources, he served as Business Development Manager with Shell Chemicals and Shell Downstream from 2000 to 2006, and served in various other roles with Shell from 1987 to 2000, including Analyzer Engineer, Control Systems Team Leader, Control System Tech Manager and Operations Manager. Prior to that, Mr. Rhame held various roles with Celanese Chemical and Marathon Oil.

Mr. Rhame graduated with a BS degree in Chemistry from Sam Houston State University. He also attended the Wharton School of Business Executive Leadership Program.

* * * * *

Mr. Rhame does not have any familial relationships with any executive officer or director of the Company. Mr. Rhame is not a party to any material plan, contract or arrangement (whether or not written) with the Company, other than as described below, and there are no arrangements or understandings between Mr. Rhame and any other person pursuant to which he was selected to serve as an officer of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Rhame entered into a form of the Indemnification Agreement, discussed above, with the Company in connection with his appointment as COO.

We have not entered into an employment agreement with Mr. Rhame. Accordingly, he is employed as our COO on an at-will basis. Mr. Rhame’s annual salary is $316,000, which is paid in accordance with our standard payroll practice. Mr. Rhame is eligible for equity compensation (including, but not limited to, as bonuses) under our equity compensation plans, as determined from time to time in the sole discretion of the Compensation Committee of the Board.

The Company plans to enter into a formal employment agreement with Mr. Rhame in the future and will file a Current Report on Form 8-K at such time as it enters into an employment agreement with Mr. Rhame.

(e)       The information and disclosures included in Item 1.01 are incorporated by reference into this Item 5.02 by reference.

Item 7.01. Regulation FD Disclosure.

On June 14, 2022, the Company issued (1) a press release announcing the appointment of Mr. Rhame, as COO; and (2) a press release announcing the appointment of Mr. Alvaro Ruiz, as Chief Strategy Officer of the Company (as discussed in Item 8.01, below). A copy of the press releases are attached hereto as Exhibits 99.1 and 99.2, and are incorporated in this Item 7.01 by reference.

The information responsive to Item 7.01 of this Form 8-K and Exhibits 99.1 and 99.2, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Also effective on June 10, 2022, the Board of Directors of the Company appointed Mr. Alvaro Ruiz as the Chief Strategy Officer of the Company. Since 2013, Mr. Ruiz has served as the Company’s Executive Vice President of Corporate Development. During his tenure with the Company, he has been responsible for identifying, developing, and executing both strategic commercial and market opportunities, including the April 2022 Mobile Refinery acquisition. Prior to joining the Company, Mr. Ruiz held numerous senior management positions across the equipment manufacturing, telecom, energy, automotive and environmental services sectors. Mr. Ruiz will continue to report directly to Benjamin P. Cowart, President and CEO.

Mr. Ruiz’s biographical information is discussed below:

Mr. Alvaro Ruiz, age 53

Mr. Ruiz joined the Company as Vice President of Business Development in September 2013. Prior to that, he served as Senior Vice President of Business Development and Marketing for FCC Environment AL, from March 2008 to July 2013, previously serving as a Regional/Area Manager for FCC Environment, from 2005 to 2008. Prior to that, he held various sales and marketing and corporate development roles with companies in the telecom industry. Mr. Ruiz has a solid international background in Europe and Latin America and his leadership positions have included marketing, finance, business development, operations, sales and project management. Mr. Ruiz received a degree in Telecomm Engineering from the University of Valladolid, in Spain, and holds an Executive MBA from IE Business School, in Madrid, Spain, and a Masters in Marketing and Sales from ESIC Business School in Barcelona, Spain.

* * * * *

Mr. Ruiz does not have any familial relationships with any executive officer or director of the Company and there are no arrangements or understandings between Mr. Ruiz and any other person pursuant to which he was selected to serve as an officer of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Ruiz is party to an employment agreement with the Company, which currently provides for him to be paid $302,000 per year in compensation, which will continue in effect following his appointment. Mr. Ruiz is eligible for equity compensation (including, but not limited to, as bonuses) under our equity compensation plans, as determined from time to time in the sole discretion of the Compensation Committee of the Board.

Mr. Ruiz entered into a form of the Indemnification Agreement, discussed above, with the Company in connection with his appointment as Chief Strategy Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Form of Indemnification Agreement between the Registrant and each director and executive officer of the Registrant
99.1**	Press Release dated June 14, 2022
99.2**	Press Release dated June 14, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 14, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer